UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2012
Date of Report (Date of earliest event reported)

ONTECO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19495 Biscayne Blvd. Suite 411 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 932-9795
Registrant’s telephone number, including area code

InfoSpi Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment

On April 3, 2012, Onteco Corporation, a corporation organized under the laws of the State of Nevada(the “Company”), filed a Certificate of Amendment with the Nevada Secretary of State to reduce its authorized capital from 2,000,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001 (the “Decrease in Authorized”). The Decrease in Authorized was effective with the Nevada Secretary of State on April 3, 2012 when the Certificate of Amendment was filed. The Decrease in Authorized was approved by the Board of Directors pursuant to written conent resolutions dated March 29, 2012 and further approved by the shareholders holding  a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated March 29, 2012.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.4	Certificate of Amendment dated April 3, 2011 filed with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTECO CORPORATION

DATE: April 4, 2012	By:	/s/ Dror Svorai
Name: Dror Svorai
Title: President/Chief Executive Officer

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